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                                                                   Exhibit 10.33

                         UNITED STATES BANKRUPTCY COURT
                           SOUTHERN DISTRICT OF TEXAS
                                HOUSTON DIVISION

In re:                                  )
                                        )  Jointly Admin. Under Case No.
PHILIP SERVICES CORPORATION, et al.     )  03-37718-H2-11
                                        )
                   Debtors.             )  (Chapter 11)

                       ORDER APPROVING EMPLOYEE RETENTION,
                             INCENTIVE AND SEVERANCE
                                [DOCKET NO. 92]

          Upon consideration of the Debtors' Expedited Motion to Approve Employee Retention, Incentive and Severance Plans (the "Motion"), filed by Philip Services Corporation and its affiliated debtors (collectively, the "Debtors"), as debtors-in-possession, seeking approval under sections 363(b) and 105(a) of the Bankruptcy Code for the Debtors to implement the Retention, Incentive and Severance Plans as described in the Motion (the "Retention Program"); and it appearing that the Debtors have demonstrated a sound business judgment for the use of the Debtors' property in connection with the Retention Program; and it appearing that such Retention Program is in the best interest of the Debtors' estates and creditors; and it appearing that due and proper notice of the Motion has been given; and upon the proceedings had before the Court; and good and sufficient cause appearing therefor, it is hereby(1)

          ORDERED that the Motion is GRANTED, as set forth herein; it is further

          ORDERED that the Debtors' are authorized to implement those portions of the Retention Program referred to as the (a) Key Employee Retention Program,
(b) Severance Program, and (c) the PSD Sale or Closure Program, as set forth in the Motion; it is further

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(1) All capitalized terms not defined herein shall have the meaning ascribed to them in the Motion.


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          ORDERED that the Debtors are authorized to make all payments that may be required under the portions of the Retention Program approved in this Order at such time and in such amounts as are required under the applicable Program; it is further

          ORDERED that the Debtors are authorized to make payments under the Key Employee Retention Program in the following manner: (a) 30% ($660,000) payable on June 30, 2003, (b) 30% ($660,000) payable on October 31, 2003, and (c) the remaining 40% ($880,000) payable on the later of confirmation of a Plan or March 31, 2004; it is further

          ORDERED that the Debtors are authorized to pay employees who were terminated prior to the Petition Date up to 12 weeks of severance pay less any amounts previously paid to such employees on account of their termination by the Debtors; provided, however, that as a condition to receiving the payments authorized by this Order, such employees terminated prior to the Petition Date shall reduce any remaining claims against the Debtors' estates by the amount received under this Order; it is further

          ORDERED that any payments made pursuant to this Order shall be subject to any DIP Financing or Cash Collateral Order entered in these cases; and it is further

          ORDERED that a final hearing on the Debtors' request for authority to pay additional amounts pursuant to the Top Executive Plan shall take place before the Honorable Wesley W. Steen on the 30th day of June, 2003 at 2:00 p.m. CDT in Courtroom No. 400, 515 Rusk Street, Houston, Texas 77002; and it is further


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          ORDERED that this Court shall retain jurisdiction with respect to all matters arising from or related to the implementation of this Order.

          SIGNED this 23rd day of June, 2003.

                                              /s/ Wesley W. Steen
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                                              UNITED STATES BANKRUPTCY JUDGE